Exhibit 10.23

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Execution Version

INVESTORS’ RIGHTS AGREEMENT

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

TABLE OF CONTENTS

(continued)

-ii-

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 11th day of January, 2021, by and among Pharmavant 5, Inc., a Delaware corporation (the “Company”), and each of the entities and investors listed on Schedule A hereto (each, an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, the Company and SK Holdings Co., Ltd., a company organized under the laws of the Republic of Korea (“SKHC”), are parties to that certain Subscription Agreement dated as of December 3, 2020 (the “Subscription Agreement”); and

WHEREAS, pursuant to the terms of the Subscription Agreement, this Agreement sets forth certain rights of the Investors, including the right to cause the Company to register shares of Common Stock issued and issuable to the Investors, the right of the Investors to participate in future equity offerings by the Company and certain other matters, including certain governance matters relating to the Company and contingent milestone issuances of shares of Common Stock to Roivant, as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.     Definitions. For purposes of this Agreement:

1.1.     “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person; provided that for purposes of this Agreement neither the Company nor any Subsidiary of the Company shall be considered an Affiliate of Roivant. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

1.3.    [***]

1.4.     “Board” or “Board of Directors” means the board of directors of the Company.

1.5.     “Change of Control” means any (i) sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the business or assets of the Company and its Subsidiaries, taken as a whole, other than to a wholly owned subsidiary of the Company, (ii) the dissolution, liquidation or winding up of the Company, or (iii) any other transaction or series of transactions (including by way of merger, consolidation or other business combination transaction) the result of which is that any Person or “group” (as defined in Section 13 of the Exchange Act) (in each case, excluding any of the Investors) becomes the beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting power of the Company or a Subsidiary of the Company, on a consolidated basis, provided that for the avoidance of doubt, any change in ownership (in whole or in part) of Roivant shall not be deemed to be a “Change of Control”.

1.6.     “Common Stock” means, as the context requires, shares of the Company’s common stock, par value $0.01 per share (which shall include any separate classes of common stock which may be subsequently issued in the event the Company adopts a dual class stock structure pursuant to Section 9 or otherwise), or shares of the Listed Company’s common stock.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.7.     “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Listed Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8.     “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.9.     “Direct Listing” means a direct listing of the Common Stock for trading on a national stock exchange in which the Common Stock is first registered under Section 12(b) of the Exchange Act.

1.10.     “Equity Incentive Plan” has the meaning set forth in the Subscription Agreement.

1.11.     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.12.     “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Listed Company or any of its Subsidiaries pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.13.     “Exempted Securities” means:

(a)     Common Stock or Derivative Securities issued by reason of a dividend, stock split, split-up or other distribution on Common Stock;

(b)     Common Stock or Derivative Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors;

(c)     Common Stock actually issued upon the exercise of options or Common Stock actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security;

(d)     Common Stock or Derivative Securities issued as acquisition consideration pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors; or

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(e)     Common Stock or Derivative Securities issued in connection with sponsored research, collaboration, license, development, OEM, supply, services, marketing or other similar agreements or strategic partnerships approved by the Board of Directors.

1.14.     “FINRA” means the Financial Industry Regulatory Authority.

1.15.     “First Valuation Event” means the first date on which the Listed Company or the Company, as applicable, achieves a valuation of [***] as determined based on either (i) following the Initial Offering of the Listed Company, the volume weighted average trading price over a five (5) trading day period of the Listed Company’s Registrable Securities on the securities exchange or trading system on which such securities are then listed or (ii) the valuation ascribed to the Listed Company or the Company, as applicable, in an equity financing involving one or more third party accredited investors investing at least [***] in aggregate in the Listed Company or the Company, as applicable.

1.16.     “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.17.     “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.18.     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Listed Company with the SEC.

1.19.     “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.20.     “IFRS” means International Financial Reporting Standards, as in effect from time to time.

1.21.     “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.22.     “IND” means (i) an Investigational New Drug Application filed with the U.S. Food and Drug Administration in accordance with 21 C.F.R. §312 for authorization for the investigation of a product, and (ii) any equivalent of the foregoing in any jurisdiction outside of the United States.

1.23.     “IND Effectiveness Event” shall be deemed to have occurred: (i) subject to Section (ii) below, in the United States and any other applicable country or regulatory jurisdiction, on the date of expiration of any required waiting period (for the initiation of any clinical trials) following the filing of an IND; provided that, if prior to the expiration of such required waiting period, the applicable governmental or regulatory authority notifies the sponsor of such IND that a clinical study may not begin

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

upon the expiration of such required waiting period, then an “IND Effectiveness Event” shall be deemed to occur as of the date a clinical study may legally begin; (ii) if required in a particular country or regulatory jurisdiction (including the United States and any such other applicable country or regulatory jurisdiction in the event such approval becomes required therefor following the Closing (as defined in the Subscription Agreement) due to any change in applicable laws), the date of receipt of any required approval from the applicable governmental or regulatory authority to conduct a clinical study; and (iii) the date of administration of the first dose of a product to the first subject in a human clinical trial allowable by the applicable governmental or regulatory authority, in each case whichever occurs first.

1.24.     “Initial Offering” means the first to occur of (i) an IPO, (ii) a Direct Listing or (iii) a SPAC Merger.

1.25.     “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.26.     “Intellectual Property” shall mean any and all intellectual and industrial property rights and other similar proprietary rights, irrespective of where any of the same were issued in any jurisdiction throughout the world, whether registered or unregistered, including all rights pertaining to or deriving from: (i) copyrights and works of authorship, whether or not copyrightable (“Copyrights”); (ii) patents and patent applications (collectively, “Patents”); (iii) inventions, invention disclosures, discoveries and improvements, whether or not patentable; (iv) trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory Law and common law), confidential information, business and technical information, formulae and know-how (including those embodied in the technical reports), and rights to limit the use or disclosure thereof by any Person (collectively “Trade Secrets”); (v) registered and unregistered trademarks, service marks, certification marks, brands, trade dress, logos and trade names and all of the goodwill of the business connected with the use thereof (collectively, “Trademarks”); (vi) computer software and firmware, including data files, source code, object code, libraries, tools and utilities and software-related specifications and documentation (collectively “Software”); (vii) domain names; and (viii) proprietary databases and data compilations and all documentation relating to the foregoing.

1.27.     “IPO” means the Listed Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.28.     “Listed Company” means one of the Company, any Material Subsidiary or any successor entity of the Company or any Material Subsidiary, in each case that is either (i) the issuer, in the case of an IPO, (ii) the listed entity, in the case of a Direct Listing or (iii) the target in a SPAC Merger. References herein to the “Company” shall be deemed to refer to the Listed Company as the context requires.

1.29.     “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least [***] of the then outstanding Registrable Securities.

1.30.     “Material Subsidiary” means Oncopia and any other Subsidiary of the Company that owns a material amount of the assets of the Company and its Subsidiaries, taken as a whole.

1.31.     “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.32.     “Oncopia” means Oncopia Therapeutics, Inc.

1.33.     “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.34.     “Public Offering” means an underwritten public offering of Registrable Securities of the Listed Company pursuant to an effective registration statement under the Securities Act, other than an IPO or pursuant to a registration statement on Form S-4, Form F-4 or Form S-8 or any similar or successor form.

1.35.     “Qualified Acquisition or Partnership” means a bona fide acquisition, partnership, alliance or other similar transaction for the discovery, development or commercialization of drug candidates and of a type consistent with industry practice for similarly situated businesses.

1.36.     “Qualified Initial Offering” means (i) an Initial Offering of the Listed Company in which the Listed Company is valued at not less than [***] by the lead underwriter of such Initial Offering, (ii) a Direct Listing of the Listed Company in which the expected valuation of the Listed Company at the time of such Direct Listing, as determined by either the Listed Company’s financial advisor or the Board of Directors, is not less than [***] or (iii) a SPAC Merger of the Listed Company, in which the valuation ascribed to the Listed Company by the counterparty in connection with such SPAC Merger is not less than [***].

1.37.     “Registrable Securities” means (i) the Common Stock held by any Investor; (ii) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Listed Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 10.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.38.     “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.39.     “Related Party” means (i) any director or executive officer of the Company (or any of its Subsidiaries), (ii) any Immediate Family Member of a director or executive officer of the Company (or any of its Subsidiaries) or (iii) a holder of more than 5% of the Registrable Securities then outstanding (or any outstanding capital stock of any of the Company’s Subsidiaries) or any Affiliate thereof; provided, that the Company and its Subsidiaries shall not be deemed Related Parties of one another.

1.40.     “Related Party Transaction” means any agreement or transaction between the Company (or any of its Subsidiaries), on the one hand, and a Related Party, on the other hand.

1.41.     “Restricted Securities” means the securities of the Listed Company required to be notated with the legend set forth in Section 2.12(b) hereof.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.42.     “Roivant” means Roivant Sciences Ltd., an exempted limited company organized under the laws of Bermuda.

1.43.     “SEC” means the Securities and Exchange Commission.

1.44.     “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.45.     “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.46.     “Second IND Effectiveness Event” means the date on which the second IND Effectiveness Event occurs with respect to the one of the Company’s product candidates following the Closing (as defined in the Subscription Agreement).

1.47.     “Second Valuation Event” means the first date on which the Listed Company or the Company, as applicable, achieves a valuation of [***] or more, as determined based on either (i) following the Initial Offering of the Listed Company, the volume weighted average trading price over a five (5) trading day period of the Listed Company’ Registrable Securities on the securities exchange or trading system on which such securities are then listed or (ii) the valuation ascribed to the Listed Company or the Company, as applicable, in an equity financing involving one or more third party investors investing at least [***] in aggregate in the Listed Company or the Company, as applicable,.

1.48.     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.49.     “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Listed Company as provided in Section 2.6.

1.50.     “SPAC Merger” means a merger, acquisition or other business combination involving the Listed Company and a publicly traded special purpose acquisition company or other similar entity.

1.51.     “Specified IPO Event” means an Initial Offering of the Listed Company on The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange or such other securities exchange or trading or quotation system mutually agreed by Roivant and SKHC.

1.52.     “Subsidiary” means, with respect to a specified Person, any entity of which securities or other ownership interests having ordinary voting power to elect or designate individuals possessing a majority of the votes held by members of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

1.53.     “US GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

2.     Registration Rights. The Company covenants and agrees as follows:

2.1.     Demand Registration.

(a)     Form S-1 Demand. If at any time after the date one hundred eighty (180) days after the effective date of the registration statement for the Initial Offering of the Listed Company, the Listed Company receives a request from Holders of the Registrable Securities then outstanding that the Listed Company confidentially submit or file a Form S-1 with respect to at least [***] of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed [***]), then in each case the Listed Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders (each such request shall be referred to herein as a “Demand Registration”); and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, initially file or confidentially submit a Form S-1 covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Listed Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(b)     Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Listed Company receives a request from Holders of at least [***] of the Registrable Securities then outstanding that the Listed Company file a Form S-3 with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least [***] then the Listed Company shall (x) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 (or file a post-effective amendment to an effective Form S-3, as applicable and at the Listed Company’s sole discretion) covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Listed Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3. The Listed Company shall only be required to effectuate one Public Offering from any such Form S-3 registration within any six-month period.

(c)     Notwithstanding the foregoing obligations, if the Listed Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the chief executive officer of the Listed Company or a wholly owned Subsidiary of the Listed Company stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Listed Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Listed Company; (ii) require premature disclosure of material information that the Listed Company has a bona fide business purpose for preserving as confidential; or (iii) upon advice of counsel, render the Listed Company unable to comply with requirements under the Securities Act or Exchange Act, then the Listed Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Listed Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Listed Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d)     The Listed Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is thirty (30) days before the Listed Company’s good faith estimate of the date of the earlier of confidential submission or filing of, and ending on a date that is ninety (90) days after the effective date of, a Listed Company

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

initiated registration, provided that the Listed Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective; (ii) after the Listed Company has effected two (2) Demand Registrations by each Investor; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one registration pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided, that if such withdrawal is during a period the Listed Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).

2.2.     Listed Company Registration. If the Listed Company proposes to register (including, for this purpose, a registration effected by the Listed Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Initial Offering or in an Excluded Registration), the Listed Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within ten (10) days after such notice is given by the Listed Company, the Listed Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Listed Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Listed Company in accordance with Section 2.6.

2.3.     Underwriting Requirements.

(a)     If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Listed Company as a part of their request made pursuant to Section 2.1, and the Listed Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Listed Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Listed Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated as follows: (i) first, to the Initiating Holders based on the pro rata percentage of Registrable Securities held by such Initiating Holders; (ii) second, each Holder requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holder; and (iii) third, to the Listed Company, which the Listed Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Listed Company; provided, however, that the number of Registrable Securities held by the Initiating Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

To facilitate the allocation of shares in accordance with the above provisions, the Listed Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)     In connection with any offering involving an underwriting of shares of the Listed Company’s capital stock pursuant to Section 2.2, the Listed Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as may be reasonably agreed upon between the Listed Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Listed Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Listed Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Listed Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Listed Company in their sole discretion reasonably determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated as follows: (i) first, to the Initiating Holders based on the pro rata percentage of Registrable Securities held by such Initiating Holders; and (ii) second, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders. To facilitate the allocation of shares in accordance with the above provisions, the Listed Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Listed Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4.     Obligations of the Listed Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Listed Company shall, as expeditiously as reasonably possible:

(a)     prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Listed Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(b)     prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)     furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)     use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Listed Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Listed Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)     in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering and take all such other actions as the Initiating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Listed Company and participating in “road shows,” investor presentations, marketing events and other selling efforts and effecting a share split or combination, recapitalization or reorganization);

(f)     (x) use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Listed Company are then listed and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA, and (y) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Listed Company, including without limitation all corporate governance requirements;

(g)     provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)     promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Listed Company, and cause the Listed Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)     comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Listed Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(j)     permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Listed Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to insert language therein, in form and substance satisfactory to the Listed Company and provided to the Listed Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(k)     use reasonable best efforts to (x) make available the sale of Registrable Securities pursuant to Form S-3 and (y) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Ordinary Shares included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use reasonable best efforts to obtain the withdrawal of such order;

(l)     use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(m)     cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;

(n)     if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Listed Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(o)     take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Listed Company, the Listed Company will use its reasonable best efforts to take such action as is necessary to make any such prohibition inapplicable;

(p)     cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the Common Shares are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a qualified independent underwriter acceptable to the managing underwriter;

(q)     in the case of any underwritten offering, use its reasonable best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Listed Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(r)     use its reasonable best efforts to provide (x) a legal opinion of the Listed Company’s outside counsel, dated the effective date of such registration statement addressed to the Listed Company, (y) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration, if such securities are being sold through underwriters, (A) one or more legal opinions of the Listed Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering and (B) one or more “negative assurances letters” of the Listed Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (z) customary certificates executed by authorized officers of the Listed Company as may be requested by any Holder or any underwriter of such Registrable Securities;

(s)     notify each selling Holder, promptly after the Listed Company receives notice thereof, (i) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Listed Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iii) the effectiveness of each registration statement filed, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and (iv) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Listed Company amend or supplement such registration statement or prospectus.

In addition, the Listed Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Listed Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Listed Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5.     Furnish Information. It shall be a condition precedent to the obligations of the Listed Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Listed Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6.     Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Listed Company; and the reasonable fees and disbursements, not to exceed [***] of one counsel for the selling Holders (the “Selling Holder Counsel”) selected by the Holders of a majority of the Registrable Securities to be registered shall be borne and paid by the Listed Company; provided, however, that the Listed Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration); provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Listed Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.     Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.     Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)     To the fullest extent permitted by law and without limitation as to time, the Listed Company will indemnify and hold harmless each selling Holder, its Affiliates and each Holder’s and it respective Affiliates’ partners, managers, stockholders, fiduciaries, direct and indirect equityholders, members, officers, directors, employees, agents, and stockholders, legal counsel, representatives, consultants and accountants and any successors or assigns of the foregoing for each such Holder (each, an “Indemnified Person”); any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Listed Company will pay to each such Holder, underwriter, controlling Person, or other Indemnified Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; and the Listed Company will pay to each selling Holder and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, the indemnity agreement contained in this Section 2.8(a) (a)shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Listed Company, which consent shall not be unreasonably withheld, nor shall the Listed Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other Indemnified Person expressly for use in connection with such registration.

(b)     To the fullest extent permitted by law and without limitation as to time, each selling Holder, severally and not jointly, will indemnify and hold harmless the Listed Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Listed Company within the meaning of the Securities Act, legal counsel and accountants for the Listed Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Listed Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d)2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(c)     Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)     To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)     Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)     Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Listed Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

2.9.     Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Listed Company to the public without registration or pursuant to a registration on Form S-3, the Listed Company shall:

(a)     make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Listed Company for the Initial Offering;

(b)     use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Listed Company under the Securities Act and the Exchange Act (at any time after the Listed Company has become subject to such reporting requirements); and

(c)     furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Listed Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Listed Company for the Initial Offering of the Listed Company), the Securities Act, and the Exchange Act (at any time after the Listed Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Listed Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Listed Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Listed Company so qualifies to use such form).

2.10.     Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Listed Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Listed Company that would (i) provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all of the Holders have had the opportunity to include in the registration and offering all Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 10.9.

2.11.     “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the registration by the Listed Company or any successor of the Listed Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Listed Company and the managing underwriter (such period not to exceed one hundred eighty (180) days): (i) lend; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Listed Company obtains a similar agreement from all stockholders individually owning more than one percent (1%) of the Listed Company’s outstanding Common Stock. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Listed Company or the underwriters shall apply pro rata to all Listed Company stockholders that are subject to such agreements, based on the number of shares subject thereto. In order to enforce the foregoing covenant, the Listed Company may impose stop transfer instructions with respect to the Registrable Securities (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

2.12.     Restrictions on Transfer.

(a)     Except as provided in the Right of First Refusal, Co-Sale and Drag-Sale Agreement (as defined in the Subscription Agreement) and as contemplated and permitted under Section 10.1 hereof, the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Listed Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except in accordance with the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)     Each certificate, instrument, or book entry representing (i) the Registrable Securities and any other securities issued in respect of the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Listed Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(c)     The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Listed Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Listed Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Listed Company, addressed to the Listed Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Listed Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Listed Company. The Listed Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or Regulation S; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144 or Regulation S, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Listed Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13.     Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon a Change of Control.

3.    Composition of the Board of Directors.

3.1.     Size of the Board of Directors. Subject to the terms of Section 3.7, each Holder agrees to vote all shares of Common Stock in such manner as may be necessary to ensure that the size of the Board shall be no less than three (3) directors, including any Chairperson thereof.

3.2.     Election of the Board of Directors. Each Holder agrees to vote, or cause to be voted, all shares of Common Stock owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, subject to Section 3.7, the following designees (each a “Designee”) shall be elected to the Board:

(a)     Inclusive of the director that SKHC is entitled to designate under Section 3.2(b), SKHC shall be entitled to designate the number of directors (of the total number of authorized directors) equal to its pro rata ownership of the Company (rounded down to the nearest whole number);

(b)     Roivant and SKHC shall each be entitled to designate at least one (1) director for as long as it is a Major Investor; and

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(c)     Inclusive of the director that Roivant is entitled to designate under Section 3.2(b), the Holders of a majority of the shares of Common Stock outstanding (excluding SKHC) shall be entitled to designate the remaining number of authorized directors.

3.3.     Chairperson of the Board. The directors of the Company shall elect, from among their number, the chairperson of the Board (the “Chairperson”); provided that, prior to an Initial Offering, the Holders of a majority of the shares of Common Stock shall have the right to designate the Chairperson.

3.4.     Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if willing to serve unless such individual has been removed as provided herein, and otherwise such Board seat shall remain vacant until otherwise filled as provided above.

3.5.     Removal of Board Members. Each Holder also agrees to vote, or cause to be voted, all Common Stock owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)     no director elected pursuant to Section 3.2 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Persons or group entitled under Section 3.2 to designate that director or (ii) the Persons originally entitled to designate or approve such director pursuant to Section 3.2 is no longer so entitled to designate or approve such director;

(b)     any vacancies created by the resignation, removal or death of a director elected pursuant to Section 3.2 shall be filled pursuant to the provisions of this Section 3; and

(c)     upon the request of any party entitled to designate a director as provided in Section 3.2 to remove such director, such director shall be removed.

All Holders agree to execute any written consents required to perform the obligations of this Section 3, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

3.6.     No Liability for Election of Recommended Directors. No Holder, nor any Affiliate of any Holder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Holder have any liability as a result of voting for any such Designee in accordance with the provisions of this Agreement.

3.7.     “Bad Actor” Matters.

(a)     Each Holder hereby represents and warrants to the Company that, to such party’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to such Holder or any of its Rule 506(d) Related Parties (as defined below) except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director Designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each party with the right to designate or participate in the designation of a director as specified above hereby covenants and

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

agrees (i) not to designate or participate in the designation of any director Designee who, to such party’s knowledge, is a Disqualified Designee and (ii) that in the event such party becomes aware that any individual previously designated by any such party is or has become a Disqualified Designee, such party shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement Designee who is not a Disqualified Designee. As used herein, a “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of no less than 20% of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

(b)     The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any Disqualification Event. To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) of the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (i) any Investor or (ii) any Person that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Investor.

3.8.     Termination of Board Rights. The covenants set forth in Section 3 shall terminate and be of no further force or effect (i) immediately before the consummation of an Initial Offering of a Listed Company (but only with respect to such Listed Company and its Subsidiaries) or (ii) upon a Change of Control, whichever event occurs first.

3.9.     Subsidiary Board. Each Material Subsidiary shall have, and the Company and the Holders shall cause each Material Subsidiary to have, a board of directors or similar governing body (each, a “Material Subsidiary Board”), the authorized size of which shall at all times be the same size as the Board, and each Holder shall be entitled to (but shall not be obliged to) nominate and appoint the same number of member(s) to each Material Subsidiary Board as provided by Section 3.2 above. The provisions in Section 3 shall apply to each Material Subsidiary Board in the same manner, mutatis mutandis, as they apply to the Board and shall be construed and applied accordingly.

3.10.     Board Observers. Each of Roivant and SKHC shall have the right and power to appoint one (1) observer to the Board and each Material Subsidiary Board (each, a “Board Observer”) who shall be entitled to participate in all meetings (whether in person, telephonic or otherwise) of the Board and the Material Subsidiary Board of which such Board Observer has been appointed to observe and any committees thereto in a non-voting, observer capacity and, in this respect, the Company shall, and shall procure that each Material Subsidiary Board shall, provide such observer copies of all notices, minutes, consents and other materials that it (or each such Material Subsidiary Board) provides, as and when it provides it, to the Board, the Material Subsidiary Board or any committees of either; provided, however, that each such Board Observer shall agree to hold in confidence all information so provided; and provided further, that the Company and the Material Subsidiary Board reserve the right to withhold any information and to exclude each such Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or the Material Subsidiary Board and its counsel, respectively.

3.11.     Special Board Approval Rights. For as long as Roivant and SKHC have a right to appoint a director to the Board of Directors, the affirmative approval of the Board including at least one director designated by each of Roivant and SKHC, respectively, shall be required before the Company or any of its Subsidiaries may take any of the following actions:

(a)     incur indebtedness for borrowed money in excess of [***] outstanding at any one time;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(b)     enter into any new business, or permit any of its Subsidiaries to enter into any new business, which is not reasonably related to the Company’s or any of its Subsidiary’s current business;

(c)     provide any loan to any director, officer or employee of the Company or any of its Subsidiaries (except for the advance of expenses in the ordinary course of business);

(d)     appoint or change the auditor or make any material change to the accounting or financial policies of the Company or any of its Subsidiaries;

(e)     amend the certificate of incorporation or bylaws or any comparable governing documents of any Material Subsidiary of the Company in a manner adverse, or that would reasonably be expected to be adverse, to any Major Investor; or

(f)     authorize, agree or commit to do any of the foregoing.

4.     Information Rights.

4.1.     Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a)     as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) an audited balance sheet as of the end of such year, (ii) an audited statement of income for such year, and (iii) an audited statement of stockholders’ equity as of the end of such year commencing with the fiscal year ending March 31, 2021, together with the auditor’s report thereon and notes thereto prepared in accordance with US GAAP;

(b)     as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company (i) an unaudited audited balance sheet as of the end of such year, (ii) an unaudited statement of income for such year, and (iii) an unaudited statement of stockholders’ equity as of the end of such year commencing with respect to the fiscal year ending March 31, 2021, all prepared in accordance with US GAAP (except that such financial statements may be subject to income tax and normal year-end audit adjustments);

(c)     as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, unaudited statements of income for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with US GAAP (except that such financial statements may (i) be subject to income tax and normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with US GAAP);

(d)     as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, and the equivalent information for each

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Subsidiary of the Company, all in sufficient detail as to permit the Major Investors to calculate their respective direct and indirect percentage equity ownership in the Company and in each such Subsidiary, and certified by the chief financial officer or chief executive officer of the Company or a Subsidiary of the Company, as being true, complete, and correct;

(e)     as soon as practicable, but in any event sixty (60) days before the end of each fiscal year (commencing with the fiscal year ended March 31, 2021), a budget and business plan for the next fiscal year, including an income statement, and any material revisions to the budget prepared by the Company and provided pursuant to this Section 4.1(d); and

(f)     such other information relating to the financial condition, business, prospects, or corporate affairs of the Company or any of its Subsidiaries as any Major Investor may from time to time reasonably request to facilitate their accounting purposes; provided, however, that the Company shall not be obligated under this Section 4.1 to provide information (i) that the Company reasonably determines in good faith and upon written advice from counsel to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

At the request of, and at the expense of, any Major Investor, the Company shall provide supporting US GAAP to IFRS reconciliation schedules.

If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.

Notwithstanding anything else in this Section 4.1 to the contrary, the Company may cease providing the information set forth in this Section 4.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of the earlier of the confidential submission or filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 4.1 shall be reinstated at such time as the Company is no longer actively employing its reasonable best efforts to cause such registration statement to become effective.

Notwithstanding anything to the contrary in this agreement, or any other applicable agreements of the Company, the Company shall not be required to and will not provide to the Major Investors, and the Major Investors shall not request from the Company, any “Material Nonpublic Technical Information”, as such term is defined in Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018 and any United States federal rules or regulations promulgated thereunder, as may be amended, modified, supplemented or replaced from time to time.

The Company shall, and cause each of its Subsidiaries to, reasonably cooperate in any asset valuation exercise undertaken by any Major Investor.

4.2.     Inspection. Upon reasonable advance notice and at a time and date approved by the Company, the Company shall, and shall cause each of its Subsidiaries to, permit each Major Investor, at such Major Investor’s expense, to visit and inspect its properties, examine its books of account and records, and discuss its affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information that it

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

4.3.     Termination of Information Rights. The covenants set forth in Sections 4.1 and 4.2 shall terminate and be of no further force or effect (i) immediately before the consummation of an Initial Offering of a Listed Company (but only with respect to such Listed Company and its Subsidiaries), (ii) when the Listed Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Change of Control, whichever event occurs first.

4.4.     Confidentiality. Each Holder agrees that such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than in connection with its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to confidentially submit or file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.4 by such Holder), (b) is or has been independently developed or conceived by such Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other advisors and professionals to the extent necessary to obtain their services in connection with its investment in the Company; (ii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned Subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. For the avoidance of doubt, the provisions set forth in this Section 4.4 shall survive any termination of information rights set forth in Section 4.1 or 4.2.

4.5.     Impairment. The Company shall, and cause each of its Subsidiaries to, reasonably cooperate with any testing of the Company’s and its Subsidiaries’ assets, including their respective Intellectual Property, for impairment undertaken by any Major Investor from time to time.

5.     Rights to Future Stock Issuances.

5.1.     Right of First Offer. Subject to the terms and conditions of this Section 5.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, and (y) agrees to enter into this Agreement and the Right of First Refusal, Co-Sale and Drag-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” and “Holder” under such agreement (provided that any FOIA Party shall not be entitled to any rights as a Major Investor under Sections 4.1 and 5.1 hereof).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(a)     The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)     By notification to the Company within thirty (30) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities then outstanding). At the expiration of such thirty (30) period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the thirty (30) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 5.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 5.1(c).

(c)     If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 5.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 5.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within forty-five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 5.1.

(d)     The right of first offer in this Section 5.1 shall not be applicable to (i) the Milestone Shares (as defined below); (ii) Exempted Securities; and (iii) shares of Common Stock issued in an Initial Offering of the Company.

5.2.     Termination. The covenants set forth in Section 5.1 shall terminate and be of no further force or effect immediately following the consummation of the Initial Offering of the Company or (iii)    upon a Change of Control, whichever event occurs first.

6.     Contingent Earnout Shares.

6.1.     Milestone Issuances.

(a)     Upon the occurrence of each of the events (each, a “Milestone Event”) set forth in the table below (the “Milestone Table”) prior to the [***] of the Closing (as

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

defined in the Subscription Agreement) (the “Milestone End Date”), the Company shall promptly issue to Roivant (or its designated Affiliate) the applicable number of shares of Common Stock (the “Milestone Shares”) set forth opposite such Milestone Event in the Milestone Table, which Milestone Shares shall be fully paid and free and clear of all liens other than applicable securities law restrictions:

Milestone Event	Milestone Shares of Common Stock
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)     Each issuance of Milestone Shares represents an independent obligation and shall become issuable upon the occurrence of the associated Milestone Event, irrespective of the order in which the Milestone Events occur relative to each other. For the avoidance of doubt, one or more Milestone Events (including without limitation Milestone Events 2, 3 and 4 in the Milestone Table) may occur at the same time.

(c)     At all times prior to the Milestone End Date (the “Milestone Period”), (i) the Company shall keep available for issuance a sufficient number of unissued shares of Common Stock to permit the Company to satisfy its issuance obligations set forth in this Section 6.1 and (ii) the Company and SKHC shall take all actions required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation.

(d)     In the event that, after the date hereof and during the Milestone Period there is a Change of Control, then each of the Second IND Effectiveness Event and the Specified IPO Event shall be deemed earned and due by the Company to Roivant upon such Change of Control; provided, that if the Change of Control referred to in the preceding clause is at a valuation of the Company of [***] then the First Valuation Event shall also be deemed earned and due by the Company to Roivant upon such Change of Control (in addition to the Milestone Shares associated with the Second IND Effectiveness Event and the Specified IPO Event); provided, further, that if the Change of Control referred to in the second preceding clause is at a valuation of the Company of [***] then the Second Valuation Event shall also be deemed earned and due by the Company to Roivant upon such Change of Control (in addition to the Milestone Shares associated with the Second IND Effectiveness Event, the Specified IPO Event and the First Valuation Event), in each case, provided that such Milestone Shares associated with the applicable Milestone Event have not previously been issued to Roivant.

(e)     The number of shares of Common Stock that may be issued as Milestone Shares during the Milestone Period shall be equitably adjusted to account for a stock dividend, stock split, combination of shares or similar events that may occur during the Milestone Period and shall be deemed to be Milestone Shares and shall be set aside and not issued until the Milestone Shares have been issued to Roivant or, if the Milestone Shares are not earned and issued, then all such distributions declared during the Milestone Period shall be forfeited. The foregoing shall not include any cash dividends accrued during the Milestone Period with respect to any such Common Stock prior to issuance as Milestone Shares in accordance with this Section 6.1.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

7.     Matters Requiring Major Investor Approval.

7.1.     Roivant and SKHC Approvals. Notwithstanding anything else in this Agreement to the contrary (except as otherwise set forth in this Section 7.1), the following matters shall require, and the Company shall not, and, if applicable, shall cause its relevant Subsidiaries not to, directly or indirectly, do any of the following without first obtaining the affirmative approval of both Roivant and SKHC:

(a)     amend the Company’s Certificate of Incorporation or Bylaws or any comparable governing documents of the Company in a manner adverse, or that would reasonably be expected to be adverse, to any Major Investor;

(b)     make any filing for reorganization, liquidation, termination, dissolution or winding up of the Company or any of its Material Subsidiaries or the passing of any resolution for the liquidation or winding up of the Company or any Material Subsidiary, if any, or the appointment of a trustee, receiver, administrator, liquidator or similar officer, in each case, except for the [***];

(c)     effect or cause (i) any alteration of the share capital of the Company or any of its Material Subsidiaries including, without limitation, the creation, authorization, issuance or granting, or obligating itself to issue any equity security (including any security convertible into or exercisable for any such equity security) of the Company or any of its Material Subsidiaries (other than a Qualified Initial Offering or an issuance of equity securities pursuant to the Equity Incentive Plan, as may be amended from time to time pursuant to clause (ii) of this Section 7.1(c)), or (ii) any material amendment to or termination of any existing stock incentive plan, or creation of any stock incentive plan, for the benefit of any of the Company’s or any of its Material Subsidiaries’ directors, officers or employees (other than the Equity Incentive Plan);

(d)     [***]

(e)     [***]

(f)     effect or implement any change in the size or voting rights of the Board or the board of directors of any Material Subsidiary;

(g)     declare or pay dividends or other distributions by the Company or any Subsidiary;

(h)     [***]

(i)     [***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(j)     [***]

(k)     authorize, agree or commit to do any of the foregoing.

Notwithstanding the foregoing, the Company and its Subsidiaries shall have the right, and will not be required to seek any approvals from Roivant or SKHC pursuant to this Section 7, to issue equity securities:

(x)     in a non-public transaction in an amount equal to (i) up to [***] in the aggregate, in an offering in which the Company is valued at [***] or more or (ii) up to [***] in the aggregate (less any amounts issued pursuant to the exemption set forth in the preceding clause (i)), in an offering in which the Company is valued at between [***] and [***]; or

(y)     in any offering in which the Company is valued at [***] or more; or

(z)     having an aggregate value of up to [***] as determined by the Board in good faith in connection with all Qualified Acquisition or Partnership; provided that on or prior to the second anniversary of the date hereof, Roivant and SKHC shall meet and discuss in good faith whether to increase the dollar amount set forth in this Section 7.1(z).

To the extent that the Company (i) amends the Company’s or any Material Subsidiary’s Certificate of Incorporation or Bylaws or any comparable governing documents of the Company or any Material Subsidiary in a manner that is not, or would not reasonably be expected to be, adverse to any Major Investor, (ii) makes an amendment to an existing stock incentive plan that does not, or would not reasonably be expected to, adversely affect the Company or its stockholders, or (iii) makes an amendment to an existing Related Party Transactions that does not, or would not reasonably be expected to, adversely affect the Company or its stockholders, the Company shall provide the Major Investors with a copy of any such amendment as soon as reasonably practicable after such amendment is effective.

8.     Right to Conduct Activities. The Company hereby agrees and acknowledges that each Holder (together with its Affiliates) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s or its Subsidiaries’ business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, each Holder (and its Affiliates) shall not be liable to the Company or any of its Subsidiaries for any claim arising out of, or based upon, (i) the investment by such Holder (or its Affiliates) in any entity competitive with the Company or any of its Subsidiaries, or (ii) actions taken by any partner, officer, employee or other representative of such Holder (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company or any of its Subsidiaries; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company or any of its Subsidiaries from any liability associated with his or her fiduciary duties to the Company or any such Subsidiary.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

9.     [***]

10.     Miscellaneous.

10.1.     Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; or (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

10.2.     Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

10.3.     Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.4.     Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5.     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 10.5. If notice is given to the Company, a copy shall also be sent to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Michael Davis, Email: michael.davis@davispolk.com. If notice is given to SKHC, a copy shall also be sent to Dechert, Jardine House, 31st Floor, One Connaught Place, Central, Hong Kong, Attention: David K. Cho, Email: david.cho@dechert.com.

10.6.     Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (a) the Company, (b) Holders of at least a majority of the Registrable Securities then held by all Holders, (c) Roivant, and (d) SKHC; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, modification, termination, or waiver applies to all Holders in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Holders may nonetheless, by agreement with the Company, purchase securities in such transaction) and (ii) Section 3 and any other section of this Agreement applicable to the Major Investors (including this clause (ii) of this Section 10.6) may not be amended, modified, terminated or waived without the written consent of each Major Investor. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 10.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

accordance with this Section 10.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

10.7.     Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

10.8.     Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

10.9.     Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Common Stock after the date hereof, whether pursuant to the Subscription Agreement or otherwise, any purchaser of such shares of Common Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

10.10.     Entire Agreement. This Agreement (including Schedule A hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

10.11.     Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.12.     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

PHARMAVANT 5, INC.

By:	[***]
Name:	[***]
Title:	[***]

INVESTORS:

SK HOLDINGS CO., LTD.

By:	[***]
Name:	[***]
Title:	[***]

ROIVANT SCIENCES LTD.

By:	[***]
Name:	[***]
Title:	[***]

[Signature Page to Investor Rights Agreement]